UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1118 East Green Street, Pasadena, CA	91106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-5549

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Arrowhead Research Corporation (the “Company”) announced the launch of Calando Pharmaceuticals, Inc. (“Calando”), a new, majority-owned subsidiary. Calando is a nanobiotechnology company focused on developing and commercializing exclusively licensed proprietary technologies for the therapeutic use of RNA interference, or “RNAi.” Calando intends to combine novel RNAi delivery technologies, developed at the California Institute of Technology (“Caltech”), with a scientific leadership team experienced in the areas of non-viral nucleic acid delivery and RNAi.

In connection with this investment, the Company and Calando entered into a Stock Purchase Agreement and an Agreement to Provide Additional Capital. The Stock Purchase Agreement and Agreement to Provide Additional Capital were executed by all parties on February 28, 2005, and are effective as of February 22, 2005. Pursuant to these agreements, the Company acquired 4,000,000 shares of Calando Common Stock, representing a majority of the outstanding shares of Common Stock of Calando, for an aggregate of $4,000,000, with $250,000 paid at the launch date, an additional $1,750,000 due on May 1, 2005, and the remaining $2,000,000 payable on or before February 1, 2006. The Agreement to Provide Additional Capital sets forth the terms and provisions for the payment of this $3,7500,000 of additional capital.

In addition to the Company, the founders of Calando include Dr. Mark Davis of Caltech and Dr. John Rossi, a molecular geneticist at the City of Hope’s Beckman Research Institute. Other co-founders include Matt Vincent, a partner at the law firm of Ropes & Gray, and John Petrovich, who will be CEO of Calando. In exchange for an equity stake, Caltech will license certain RNAi technology to Calando.

Dr. Davis is the Warren and Katharine Schlinger Professor of Chemical Engineering at the California Institute of Technology. He is the Founding Scientist at both Calando Pharmaceuticals and Insert Therapeutics, another majority-owned subsidiary of the Company, which is focused on developing proprietary formulations of small molecule drugs and drug delivery systems.

Dr. Rossi, Chair of the Division of Molecular Biology and Dean of the Graduate School of Biological Sciences of the Beckman Research Institute at the City of Hope, Duarte, California, is widely regarded as a world leader in the development of RNA interference and in clinical research with nucleic acids for the treatment of various diseases.

The foregoing is a general description only and is subject to the detailed terms and conditions, and is qualified in its entirety by reference, to the Stock Purchase Agreement, attached as Exhibit 10.1, and the Agreement to Provide Additional Capital, attached as Exhibit 10.2. A copy of the press release announcing the launch of Calando is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between the Company and Calando.

10.2	Agreement to Provide Additional Capital by and between the Company and Calando.

99.1	Press Release, announcing the launch of Calando.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Joseph T. Kingsley
Joseph T. Kingsley, Chief Financial Officer